UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 10, 2012

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (b)      On May 10, 2012, John S. Stanik informed the Company’s Board of Directors that he intends to retire from his positions as a director and as the Chairman, President and Chief Executive Officer of the Company.  Mr. Stanik’s retirement from each position will be effective on the date his successor takes office.

A copy of the Company’s press release with respect to Mr. Stanik’s retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e)       On May 11, 2012, the Company entered into certain Amendment #1 to the Employment Agreements (collectively, the “Amendments”) with Robert P. O’Brien (Executive Vice President and Chief Operating Officer), Stevan R. Schott (Senior Vice President and Chief Financial Officer), Richard D. Rose (Senior Vice President, General Counsel and Secretary), James A. Sullivan (Senior Vice President – Americas) and Gail A. Gerono (Vice President – Investor Relations and Communications) (collectively, the “Executives”).  For each of the Executives, the Amendments change the “Expiration Date”, as that term is defined in their respective employment agreements from December 31, 2012 to December 31, 2015.   The only effect of the Amendments is to extend the term of each Executive’s employment agreement for three years until December 31, 2015.  No other modifications were made.  Each Executive executed identical forms.  The form of Amendment #1 to Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following Exhibits 10.1 and 99.1 are being filed pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
10.1	Form of Amendment #1 to Employment Agreement

99.1	Press Release dated May 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: May 15, 2012	/s/ Richard D. Rose
(Signature)
Richard D. Rose
Senior Vice President, General Counsel and Secretary